Exhibit 10.39

FIRST AMENDMENT TO

THE EXPONENT, INC. 401(k) SAVINGS PLAN

(AS AMENDED AND RESTATED JANUARY 1, 2014)

WHEREAS, Exponent, Inc. (the “Company”) adopted an amended and restated 401(k) Savings Plan effective January 1, 2014 (the "Plan"); and

WHEREAS, the Company wishes to amend the Plan in order to reflect the Plan’s compliance with certain requirements of the Internal Revenue Code; and

WHEREAS, the Company retains the right to amend the Plan under Section 11.1(a) thereof; and

WHEREAS, pursuant to Section 11.1(b) of the Plan, the Company has delegated to the Plan’s administrative committee the authority to adopt amendments that are designed to bring the Plan into compliance with applicable law, designed to ensure the continued tax-qualified status of the Plan or do not have a significant financial impact on the Company;

NOW, THEREFORE, effective as of January 1, 2007, Article VII of the Plan is hereby amended by inserting a new Section 7.8 at the end thereof to read as follows:

“7.8  No Investment in Employer Securities.  No assets of the Trust will be eligible for investment in “employer securities” within the meaning of Section 401(a)(35)(G)(iii) of the Code.”

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized officer.